SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 30, 2006

South Dakota Soybean Processors, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	000-50253	46-042968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Caspian Ave. PO Box 500
Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 627-9240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Report or Completed Interim Review.

On May 30, 2006, the audit committee of South Dakota Soybean Processors, LLC’s (“we,” “our” or “us”) board of managers concluded that the consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2005, which was filed with the Commission on March 31, 2006, should not be relied upon because Members’ Equity of the Balance Sheet and Statement of Members’ Equity were not presented correctly in those financial statements.

As a result of this error, we are restating our financial statements and filing a second amendment to our Form 10-K for the year ended December 31, 2005. The restatement and amendment is expected to be filed on May 30, 2006. The decision to restate and file an amendment to the consolidated financial statements was made by the audit committee of our board of managers upon the recommendation of management. The restatement will present a portion of Members’ Equity of the Balance Sheet as Temporary Equity and amend the Statement of Members’ Equity, for the reason explained below.

The presentation as Temporary Equity reflects the potential that all or a portion of this equity may be reduced or eliminated entirely if successful claims are made against us by investors who purchased capital units in an offering that we conducted between February 14, 2005 and May 31, 2005. In the offering, the registration statement that we used included a report of our former auditor whose independence we later determined was compromised.

On May 15, 2006, we filed a first amendment to the Form 10-K (Amendment No. 1). Amendment No. 1 was incorrectly presented as a reclassification of our Balance Sheet and Statement of Members’ Equity, and not as an actual restatement. Subsequent to the filing of Amendment No. 1, however, we determined that Amendment No. 1 should have been filed and presented as a restatement of the financial statements for the year ended December 31, 2005, which we will be doing with the second amendment to the Form 10-K. For a more detailed description of the restatement, please see the Explanatory Paragraph under the second amendment to our Form 10-K and Note 1 of the restated financial statements, “Restatement of proceeds from equity offering.”

Our audit committee of the board of managers has discussed the matters disclosed in this Item 4.02(a) with Gordon, Hughes & Banks, LLP, our independent registered accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: May 30, 2006	By:	/s/ Rodney Christianson
Rodney Christianson, Chief Executive Officer